                                                                     EXHIBIT 4.3

               COLLATERAL ASSIGNMENT OF CONTRACTS AND DOCUMENTS
               ------------------------------------------------

     THIS COLLATERAL ASSIGNMENT OF CONTRACTS AND DOCUMENTS (the "Assignment") is
                                                                 ----------
made as of June 15, 2001, by HOLLYWOOD CASINO SHREVEPORT, a Louisiana general partnership (the "Company"), in favor of STATE STREET BANK AND TRUST COMPANY, a
                  -------
Massachusetts chartered trust company, acting on behalf of the Holders of the Notes under (and as defined in) the Indenture described below ("Trustee").
                                                                -------

                                   Recitals
                                   --------

     A. The Company and Shreveport Capital Corporation, a Louisiana corporation ("Shreveport Capital", and together with the Company, the "Issuers"), have
  ------------------                                       -------
entered into an Indenture dated as of June 15, 2001 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture")
                                                                     ---------
with the Trustee, pursuant to which the Issuers will issue up to $39,000,000 of their 13% Senior Secured Notes due 2006 With Contingent Interest (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes").
                                               -----

     B. The parties have entered into this Assignment to evidence the Company's collateral assignment for security of certain contracts and documents related to the operation of the Shreveport Resort. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.

                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Holders of the Notes to purchase the Notes, the Company agrees as follows:

     1.   Assignment.  As security for the due and punctual payment and
          ----------
performance of all indebtedness and obligations of the Issuers, now or hereafter due under the Indenture, the Notes or any Collateral Documents, whether or not arising after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or prescriptive period or such obligation or liability may otherwise be unenforceable (collectively, the

"Obligations"), the Company hereby assigns and transfers to the Trustee and
 -----------
hereby grants to the Trustee a security interest in all of the Company's right, title and interest, whether now existing or hereafter arising and whether now owned or hereafter acquired, in and to (a) all contracts, including without limitation, service agreements, supply agreements and other such contracts and agreements between the Company and other persons, and all amendments, modifications, additions and changes thereto, related to the Shreveport Resort,
(b) the Management Agreement, (c) the License Agreement, (d) all other contracts, agreements, documents and instruments now existing or hereafter arising related to the operation of the Shreveport Resort, including without limitation, any and all bonds, permits, licenses and other governmental approvals and (e) all proceeds of the foregoing (all items described in subsections (a) thorough (e), collectively, the "Contracts and Documents").
                                                 -----------------------
Notwithstanding the foregoing, the amount of Obligations secured by this Assignment and the amount of proceeds from any enforcement or exercise of any right or remedy with respect to the collateral secured pursuant to this Assignment shall be limited to an amount equal to the sum of $10,000,000 in principal amount of the Notes plus all related Obligations. Notwithstanding the foregoing, the Contracts and Documents shall not include any license, permit, contract, document or other approval of or by any Governmental Authority or person or entity to the extent that, under the terms and conditions of such approval, contract, document or under applicable law, it cannot be subjected to a Lien in favor of the Trustee without the approval of the relevant Governmental Authority or person or entity, as the case may be, to the extent that such approval has not been obtained (collectively, the "Excluded Assets"); provided further, that
                                      ---------------
(i) any such Excluded Asset now or hereafter acquired by the Company shall automatically become part of the Contracts and Documents when and to the extent it may subsequently be made subject to such a Lien and/or such approval has been obtained and (ii) proceeds of any Excluded Assets, such as Gaming Licenses, shall nevertheless be subject to the assignment hereunder. The Contracts and Documents include, without limitation, those certain contracts and agreements described in Exhibit A attached hereto (the "Major Documents").
                                             ---------------

     2.   Rights of the Company.  This Assignment is an absolute assignment for
          ---------------------
security purposes only. Accordingly, notwithstanding anything to the contrary set forth herein, the Company is hereby granted a license and shall retain all rights with respect to the Contracts and Documents, including, without limitation, the right to enforce all rights of the Company thereunder, except during a period when an Event of Default has occurred and is continuing.

     3.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to the Trustee (a) other than as granted by the Collateral Assignment of Contracts and Documents granted to the Existing Notes Trustee pursuant to the Existing Indenture, it has not assigned or granted a security interest in any of the Contracts and Documents or the proceeds thereof to anyone, and has not executed any instrument which might prevent or limit Trustee from operating under the terms and conditions of the assignment contemplated hereby, and (b) that it is not in default and that no event has occurred that with notice or lapse of time or both would constitute a default by the Company, or to its knowledge any other party, under any of the Contracts and Documents.

     4.   Covenants of the Company.  The Company covenants and agrees in favor
          ------------------------
of the Trustee that (a) it will not further assign, encumber or suffer the assignment or encumbrance of any of the Contracts and Documents or the proceeds thereof without the prior written consent of the Trustee pursuant to or as expressly permitted under the Indenture, (b) it will perform and discharge each and every material obligation, covenant and agreement of the Company under the Major Documents and (c) to the extent prohibited by the Indenture, it will not modify, amend, supplement or in any way join in the release or discharge of any obligations or rights of the Company under any of the Major Documents in any material way.

     5.   Limitation of Trustee's Obligations.  Nothing in this Assignment shall
          -----------------------------------
constitute an assumption of any obligation by the Trustee under the Contracts and Documents. The Company shall continue to be liable for all obligations thereunder, and to take such steps as it deems reasonably necessary or appropriate to secure performance by all other parties thereto. The Company shall defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including reasonable attorneys' fees, arising from or related to any failure by the Company to perform any obligation of the Company under any of the Contracts and Documents, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

     6.   Cure by Trustee.  At any time upon and during the continuation of an
          ---------------
Event of Default, the Trustee shall have the right, but shall have no obligation, to take all actions that the Trustee may determine to be necessary or appropriate to cure any default under any of the Contracts and Documents and to protect the rights of the Company or the Trustee thereunder, and may do so in the Trustee's name, in the name of the Company or otherwise. If any such action taken by the Trustee shall prove to be inadequate or invalid in whole or in part, the Trustee shall not incur any liability on account thereof, and the Company hereby agrees to defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including reasonable attorneys' fees, which the Trustee may incur or to which it may become subject in exercising any of its rights under this Assignment, except for those arising from the gross negligence or willful misconduct of the Trustee, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

     7.   Rights and Remedies
          -------------------

     (a) Upon the occurrence and during the continuance of an Event of Default under the Indenture irrespective of whether a notice of default has been given with respect to such Event of Default (unless required by the Indenture or any other Collateral Document), and with or without bringing any action or proceeding, the Trustee may, at its option, succeed to and proceed to enforce all of the rights, interests and remedies of the Company under the Contracts and Documents, amend, modify, cancel, terminate or replace the same, reassign the Company's right, title and interest therein to any other person, and exercise any and all other rights of the Company under the Contracts and Documents, either in person or through an agent, receiver or keeper, without further notice to or consent by the Company, and without regard to the adequacy of security for the Obligations or the availability of any other remedies. The exercise of any of the foregoing rights or remedies shall not cure or waive any Default under the Indenture, or waive, modify or affect any notice of default thereunder, or invalidate any act done pursuant to any such notice. In addition to the rights and remedies of the Trustee as set forth in this Assignment, the Trustee shall be entitled to the benefit of all other rights and remedies set forth in the Indenture, in other Collateral Documents, at law or in equity.

     (b) The provisions of this Subparagraph 7(b) shall, without limiting the generality of any other provision of this Assignment, be applicable in the event any foreclosure shall take place in Louisiana on any right, title or interest of the Company in and to the Contracts and Documents or any proceeds thereof or, in connection with any foreclosure hereunder, Louisiana law shall otherwise be applicable. Trustee may proceed by a suit or suits at law or in equity to foreclose this Assignment and sell its right, title and interest to the Contracts and Documents and the proceeds, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For the purposes of Louisiana executory process procedures, the Company does hereby acknowledge the Obligations and confess judgment in favor of Trustee for the full amount of such Obligations. The Company does by these presents consent and agree that during the continuance of an Event of Default under the Indenture it shall be lawful for Trustee to cause all of its right, title and interest to the Contract and Documents and the proceeds, or any portion thereof, to be seized and sold under executory or ordinary process, at Trustee's sole option, without appraisement, appraisement being hereby expressly waived, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two (2) witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. The Company hereby waives in favor of Trustee: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three (3) days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three (3) days delay provided by Louisiana Code of Civil Procedure Articles 2331, and 2722; and
(e) benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723 not specifically mentioned above. In the event the Company's right, title or interest in and to the Contracts and Documents or any proceeds thereof, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Assignment by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, the Company and Trustee agree that the court issuing any such order shall, if petitioned for by Trustee, direct the applicable sheriff or marshal to appoint as a keeper of the Company's right, title or interest in and to the Contracts and Documents and the proceeds, if applicable, Trustee or any agent designated by Trustee or any Person named by Trustee at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and Trustee shall be entitled to all the rights and benefits afforded thereunder as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Company's right, title or interest in and to the Contracts and Documents and the proceeds, an amount equal to $250.00 per day payable on a monthly basis. The designation of keeper made herein shall not be deemed to require Trustee to provoke the appointment of such a keeper.

     8.   Additional Instruments.  With respect to both existing and future
          ----------------------
Contracts and Documents, the Company hereby agrees to execute and deliver such additional assignments and other documents as the Trustee may reasonably request in order to implement the purpose and intent of this Assignment.

     9.   Miscellaneous.  This Assignment shall inure to the benefit of and be
          -------------
binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. In any action or proceeding arising from or related to this Assignment, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees. The reference to "attorneys' fees" in this Paragraph and in all other places in this Assignment shall include without limitation such reasonable amounts as may then be charged by the Trustee for legal services furnished by attorneys in the employ of the Trustee, at rates not exceeding those that would be charged by outside attorneys for comparable services. This Assignment shall be governed by the laws of the State of New York.

     10.  Gaming Laws and Regulations.  To the extent required under applicable
          ---------------------------
law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 27:41, et seq., and the Louisiana
                                                    -- ----
Gaming Control Law, La. R.S. 27:1, and the regulations promulgated pursuant to each such law, all as amended from time to time. The Gaming License held by the Company is not part of the Collateral of this Assignment and, under the above described legislation and rules promulgated thereunder, the Trustee may be precluded from or otherwise limited in taking possession of or in selling the Collateral of this Assignment under the defaults and remedies provisions of this Assignment. Due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of Collateral may be denied by Gaming Authorities or delayed pending Gaming Authority approval.

     11.  Conflicts with Indenture.  Notwithstanding any other provision of this
          ------------------------
Assignment, the terms and provisions of this Assignment shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides the Company with a particular cure or notice period, or establishes any limitations or conditions on Trustee's actions with regard to a particular set of facts, the Company shall be entitled to the same cure periods and notice periods, and Trustee shall be subject to the same limitations and conditions in place of the cure periods, notice periods, limitations and conditions provided for under the Indenture; provided, however, such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Assignment. In the event of any conflict or provisions of this Assignment and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

     12.  Trustee.  State Street Bank and Trust Company is acting hereunder
          -------
solely in its capacity as Trustee under the Indenture, and all of the rights of Trustee set forth in the Indenture shall apply to Trustee's actions hereunder. To the extent this Agreement contemplates payments by the Trustee, the Trustee shall have no liability therefor, such liability continuing to be the liability of Company or realized through the value of any collateral for the obligations under the Indenture.

     13.  Intercreditor Agreement.  Notwithstanding anything to the contrary
          -----------------------
contained herein, the Trustee acknowledges solely with respect to the Pari Passu Collateral (a) its status as a Pari Passu Party (as defined in the Pari Passu Intercreditor Agreement) and (b) that this Agreement is subject to the terms of the Pari Passu Intercreditor Agreement.

     IN WITNESS WHEREOF, the Company has executed this Assignment as of the date first above written.
                              HOLLYWOOD CASINO SHREVEPORT, a Louisiana general partnership

                              By: HCS I, Inc., a Louisiana corporation, its
                                  managing general partner


                                  By: ______________________________________
                                  Name:   Edward T. Pratt III
                                  Title:  President



     [Signature Page to Collateral Assignment of Contracts and Documents]

                                   EXHIBIT A

                            CONTRACTS AND DOCUMENTS
                            -----------------------


1. License Agreement dated as of August 10, 1999 by and between Company and Hollywood Casino Corporation, a Delaware corporation.

2. Management Services Agreement dated as of September 22, 1998, as amended, by and between Company and HWCC-Shreveport, Inc., a Louisiana corporation.

                                      A-1